UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2023

SPIRE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39493	85-1276957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive Suite 1100
Vienna, Virginia		22182
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (202) 301-5127

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	SPIR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2023, Spire Global, Inc., a Delaware corporation (the “Company”), as borrower, and Spire Global Subsidiary, Inc. and Austin Satellite Design, LLC, as guarantors, entered into the Waiver and Amendment No. 2 to Financing Agreement (the “Waiver and Amendment”) with Blue Torch Finance LLC, a Delaware limited liability company (“Blue Torch”), as administrative agent and collateral agent, and certain lenders (the “Lenders”), which amends that certain Financing Agreement, dated as of June 13, 2022, as amended by that certain Amendment No. 1 to Financing Agreement dated as of March 21, 2023 (the “Financing Agreement”), to (a) waive an event of default under the Financing Agreement arising out of the total annualized recurring revenue leverage ratio being greater than the ratio permitted by the Financing Agreement, (b) amend the financial covenants in the Financing Agreement to provide covenant relief from the leverage ratios set forth in the Financing Agreement and (c) provide for a second amendment exit fee. The second amendment exit fee is $1,800,000 (which is an amount equal to one and a half percent (1.50%) of the aggregate outstanding principal balance of the term loans on the effective date of the Waiver and Amendment), bears interest from the date of the Waiver and Amendment at the Adjusted Term SOFR for a 3-month interest period plus the applicable margin under the Financing Agreement, and is payable by the Company in cash upon the termination of the Financing Agreement, either as a result of acceleration of the loans or at the final maturity date. The Waiver and Amendment requires a repayment by the Company of $2,500,000 of the outstanding principal balance of the term loans on October 2, 2023, with a prepayment premium of $50,000. The Waiver and Amendment also requires additional reporting if the Company’s liquidity level is less than $35,000,000 at any time during a month and revises the minimum liquidity covenant to require liquidity of at least $30,000,000 at all times, commencing on September 30, 2023. The Waiver and Amendment also provides that Blue Torch will be entitled to designate two observers on the Company’s board of directors.

The foregoing description of the Waiver and Amendment is qualified in its entirety by reference to the Waiver and Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

On September 27, 2023, in connection with the Waiver and Amendment, the Company and certain affiliates of Blue Torch (the “Affiliates”) amended and restated warrants issued to the Affiliates on June 13, 2022 (as amended and restated, the “2022 Warrants”). The 2022 Warrants were exercisable for an aggregate of 437,024 shares of the Company’s Class A common stock at a per share exercise price of $16.08 immediately prior to the amendment and restatement, which reduced the per share exercise price of the 2022 Warrants to $5.44. The Company also concurrently issued new warrants to the Affiliates that are exercisable for an additional 597,082 shares of the Company’s Class A common stock at a per share exercise price of $5.44 (the “2023 Warrants,” and together with the 2022 Warrants, the “Warrants”). The Warrants may be exercised on a cashless basis and are exercisable for a term beginning on the date of issuance and ending on the earlier to occur of (i) June 13, 2032 in the case of the 2022 Warrants and September 27, 2033 in the case of the 2023 Warrants, or (ii) the consummation of certain acquisitions of the Company as set forth in the Warrants. The number of shares of Class A common stock for which the Warrants are exercisable and the associated exercise prices are subject to certain proportional adjustments as set forth in the Warrants.

The foregoing descriptions of the 2022 Warrants and the 2023 Warrants are qualified in their entirety by reference to the form of 2022 Warrants and the form of 2023 Warrants, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above and referenced under Item 1.01 that relates to the Warrants is hereby incorporated by reference into this Item 3.02.

The issuance of the Warrants was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, on the basis that the issuance was to a limited number of persons who are “accredited investors” as the term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission, without the use of any general solicitation or advertising to market or otherwise offer the securities for sale.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2023, Peter Platzer, the Company’s President and Chief Executive Officer, and Spire Global Germany GmbH (“Spire Germany”) entered into an employment agreement in the form of a Managing Director Service Agreement (the “Platzer Agreement”), effective October 1, 2023. On October 1, 2023, Theresa Condor, the Company’s Chief Operating Officer, and Spire Germany entered into an Employment Contract (the “Condor Agreement” and, with the Platzer Agreement, the “Employment Agreements”), also effective October 1, 2023. Neither Employment Agreement has a set term.

The Employment Agreements were entered into in connection with the Company-requested relocation of Mr. Platzer and Ms. Condor, who are husband and wife, from Luxembourg to Germany. Effective September 30, 2023, the previous employment agreements between Mr. Platzer and the Company’s Luxembourg subsidiary, and between Ms. Condor and the Company’s Luxembourg subsidiary, were terminated.

The Platzer Agreement provides Mr. Platzer with a current annual base salary of €441,177 and the opportunity to receive bonuses based on the achievement of such goals as are determined by the Company’s Board of Directors and the Compensation Committee. Additionally, Mr. Platzer is eligible to receive annual equity grants (with amounts determined after taking into account Mr. Platzer’s rank and seniority in relative proportion to annual equity grants to other employees) under and pursuant to the terms of the Company’s equity compensation plans. The Platzer Agreement also provides that, due to the tax burden on Mr. Platzer’s compensation under current applicable German law being an approximately 5.7% higher tax rate than under Luxembourg tax laws, Mr. Platzer will receive a grant of restricted stock units (“RSUs”) under the Company’s 2021 Equity Incentive Plan with a value of approximately $34,715 (USD), which is the additional tax burden for the five-month period from October 1, 2023 through February 28, 2024, resulting from the different tax rates and grossed up to make Mr. Platzer whole, as a result of the Company-requested relocation to Germany. On October 2, 2023, 7,402 RSUs were granted to Mr. Platzer based on the closing stock price on such date, and such RSUs will vest in full on February 20, 2024.

Under the Platzer Agreement, Mr. Platzer’s employment may be terminated with immediate effect under certain circumstances, generally relating to his unauthorized use or disclosure of confidential information or trade secrets of the Company, which causes material harm to the Company; his material failure to comply with the Company’s written policies or rules after written notice and a reasonable cure period (if curable) of at least 30 days; his conviction of, or plea of “guilty” or “no contest” to, a felony, or his commission of any act of moral turpitude, dishonesty or fraud against, or the misappropriation of material property belonging to, the Company or its affiliates; his gross misconduct resulting in material harm to the Company; his continuing failure to perform his reasonably assigned duties after written notice and a reasonable cure period of at least 30 days; or his failure to cooperate in good faith with a governmental or internal investigation of the Company or any of its directors, officers or employees, if the Company requested his cooperation. Such termination of Mr. Platzer’s employment with immediate effect under the Platzer Agreement is referred to herein as a termination for “cause.”

Under the Platzer Agreement, Mr. Platzer may terminate his employment with immediate effect under certain circumstances, generally relating to a material reduction in his duties, position or responsibilities (except such reduction that occurs solely due to the Company being acquired and made part of a larger entity); a material reduction in his base salary, other than a reduction applicable to the management team generally or a temporary salary reduction of 10% or less in a given year; or a material change in the geographic location of his primary work location of at least 40 kilometers from his current work location, and provided that Mr. Platzer must first provide written notice of such grounds for resignation with immediate effect within 90 days of the initial existence of such grounds, followed by the expiration of a reasonable Company cure period of not less than 30 days. Such resignation by Mr. Platzer with immediate effect under his Platzer Agreement is referred to herein as a resignation for “good reason.”

If Mr. Platzer’s employment is terminated without cause or if he resigns for good reason, then subject to his execution and non-revocation of a release of claims in a form acceptable to Spire Germany within 60 days of such termination or resignation of employment, as applicable, he will become eligible to receive:

•
a lump sum payment equal to nine months of his base salary;
•
a lump sum payment equal to nine months of Company-paid COBRA premiums, not to exceed €16,000;
•
full vesting acceleration of all of his then outstanding equity awards; and
•
an extension of the post-termination exercisability period of his options (or any similar awards) through their full term to expiration.

The Platzer Agreement provides that during the term of the agreement, Mr. Platzer is prohibited from working in an independent or dependent capacity or in any other way for a company or other entity that is in direct or indirect competition in any part of the world. In addition, he is prohibited from establishing or acquiring such a company or acquiring a direct or indirect interest therein during the term of the Platzer Agreement, except for acquiring shares in listed companies for financial investment purposes of up to 5% of the equity or the voting rights.

The Condor Agreement provides Ms. Condor with a current annual base salary of €392,157 and the opportunity to receive bonuses based on the achievement of Company goals, as determined by the Company’s Board of Directors and the Compensation Committee, with a target incentive award of 90% of her annual base salary. Additionally, Ms. Condor is eligible to receive annual equity grants under and pursuant to the terms of the Company’s equity compensation plans. The Condor Agreement also provides that, due to the tax burden on Ms. Condor’s compensation under current applicable German law being an approximately 5.7% higher tax rate than under Luxembourg tax laws, Ms. Condor will receive a grant of RSUs under the Company’s 2021 Equity Incentive Plan with a value of approximately $20,448 (USD), which is the additional tax burden for the five-month period from October 1, 2023 through February 28, 2024, resulting from the different tax rates and grossed up to make Ms. Condor whole, as a result of the Company-requested relocation to Germany. On October 2, 2023, 4,360 RSUs were granted to Ms. Condor based on the closing stock price on such date, and such RSUs will vest in full on February 20, 2024.

Under the Condor Agreement, Ms. Condor agrees not to enter into any business that is in direct or indirect competition with the Company’s business and agrees not to disparage the Company. In addition, during the term of the Condor Agreement, Ms. Condor is prohibited from solicitating the Company’s employees, consultants, suppliers, service providers, customers or clients.

The foregoing descriptions of the Platzer Agreement and the Condor Agreement are qualified in their entirety by reference to such agreements, which are filed as Exhibits 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01. Other Events.

On September 25, 2023, the Company received formal notice from the New York Stock Exchange (“NYSE”) stating that a calculation of the Company’s average stock price for the 30-trading days ended September 25, 2023 indicated that the stock price of the Company’s Class A common stock was above the NYSE’s minimum requirement of $1 based on a 30-trading day average. As a result, the Company has regained compliance with the minimum average closing price requirement set forth in Rule 802.01C of the NYSE’s Listed Company Manual.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Amended and Restated Blue Torch Warrant to Purchase Common Stock of Spire Global, Inc., dated as of September 27, 2023.
4.2	Form of Blue Torch Warrant to Purchase Common Stock of Spire Global, Inc., dated as of September 27, 2023.
10.1

Amendment No. 1 to Financing Agreement, dated as of March 21, 2023, among Spire Global, Inc., Spire Global Subsidiary, Inc., Austin Satellite Design, LLC, Blue Torch Finance LLC and the lenders party thereto.

10.2

Waiver and Amendment No. 2 to Financing Agreement, dated as of September 27, 2023, among Spire Global, Inc., Spire Global Subsidiary, Inc., Austin Satellite Design, LLC, Blue Torch Finance LLC and the lenders party thereto.

10.3	Managing Director Service Agreement, dated as of October 1, 2023, between Spire Global Germany GmbH and Peter Platzer.
10.4	Employment Contract, dated as of October 1, 2023, between Spire Global Germany GmbH and Theresa Condor.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPIRE GLOBAL, INC.

Date:	October 2, 2023	By:	/s/ Peter Platzer
		Name: Title:	Peter Platzer Chief Executive Officer